UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
REALTY INCOME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REALTY INCOME CORPORATION
11995 El Camino Real
San Diego, California 92130

Supplement to the Proxy Statement
for the 2019 Annual Meeting of Stockholders
to be held Tuesday, May 14, 2019

This supplement, dated April 16, 2019 (the “Supplement”), amends and supplements the Definitive Proxy Statement of Realty Income Corporation, a Maryland corporation (the “Company”), dated April 1, 2019 (the “Proxy Statement”), and is furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Company’s 2019 Annual of Stockholders to be held on Tuesday, May 14, 2019 (the “Annual Meeting”), or any postponement or adjournment thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates the disclosure in the Proxy Statement to reflect the determination by the New York Stock Exchange (“NYSE”) that our proposal to amend the Company’s charter to increase the number of authorized shares of the Company’s common stock from 370,100,000 to 740,200,000 (“Proposal 4”) is a “routine” matter, eligible for discretionary voting by banks, brokers and other nominees under the NYSE rules.

Pursuant to the NYSE rules, if you hold your shares through a bank, broker, or other holder of record and do not instruct such bank, broker, or other holder of record on how to vote your shares, your bank, broker, or other holder of record is not permitted to vote your shares in its discretion on “non-routine” matters as determined by the NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by the NYSE.

The NYSE has informed the Company that it has determined that Proposal 4 is a “routine” matter. Accordingly, if you do not instruct your bank, broker, or other holder of record on how to vote your shares on Proposal 4, your bank, broker, or other holder of record will be permitted to vote your shares in its discretion on such proposal. In addition, since the NYSE has determined that Proposal 4 is a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock. We urge you to read the Proxy Statement and this Supplement in their entirety.

Your vote is important to us and we appreciate your continued support of our Company.